Xerium Technologies, Inc. June 2011 Selected Data – Earnings Call EXHIBIT 99.2

Forward Looking Statements
• This presentation contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the actual results to differ materially from those indicated.
• Actual results may differ materially due to a number of factors, including those factors discussed in our earnings press release dated August 8, 2011, and other factors discussed in our filings with the SEC. Copies of these filings are available from the SEC and in the investor relations section of our website at www.xerium.com.
• These slides, the associated remarks and comments made during our second quarter 2011 financial results conference call, our earnings release dated August 8, 2011 and the reconciliation of certain non-GAAP financial information posted in the investor relations section of our website are integrally related and are intended to be presented and understood together.

Bookings Analysis – Total Xerium
New order bookings for Q2 2011 are $142.9M compared to Q2 2010 of $143.7M, a $0.8M decrease.  Bookings in 2011 have been positively influenced as compared to 2010 by the
USD/Euro exchange rate.

35,000
40,000
45,000
50,000
55,000
60,000
Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11
Bookings
49,462 47,518 43,925 51,232 48,259 48,137 46,369 53,238 50,082 52,033 42,836 51,661 48,435

Bookings Analysis – Roll Coverings
Rolls new order bookings of $56.0M in Q2 2011 are 17.4% higher than Q2 2010 levels of
$47.7M. Bookings in 2011 have been positively influenced as compared to 2010 by the
USD/Euro exchange rate.

10,000
12,000
14,000
16,000
18,000
20,000
Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11
Bookings
16,789 15,809 17,279 16,341 17,890 17,758 17,276 17,739 16,713 19,549 17,263 19,475 19,304

Bookings Analysis – Paper Machine Clothing
New order bookings of $86.9M are lower than Q2 2010 levels of $96.0M.  PMC bookings are being constrained to prevent lead time extension. Bookings in 2011 have been positively influenced as compared to 2010 by the USD/Euro exchange rate.

15,000
20,000
25,000
30,000
35,000
40,000
Jun-10 Jul-10 Aug-10 Sep-10 Oct-10 Nov-10 Dec-10 Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11
Bookings
32,673 31,709 26,646 34,891 30,370 30,395 29,095 35,502 33,370 32,484 25,572 32,187 29,132

New Product Sales as a Percent of  Revenue
Meaningful progress continues on Xerium’s goal to increase its technological leadership.  Our goal is to derive 60% of XRM’s sales revenue from new products (those developed within the prior five years) that make a measurable improvement in customer performance while simultaneously reducing our operating costs.

09 Q2 09 Q3 09 Q4 10 Q1 10 Q2 10 Q3 10 Q4 11 Q1 11 Q2
Clothing
23.9% 28.4% 27.0% 31.5% 33.3% 41.0% 47.7% 48.6% 51.3%
Rolls
13.1% 13.3% 14.9% 22.3% 23.5% 24.8% 26.2% 36.9% 41.8%
10%
20%
30%
40%
50%
60%
$ 51.1M
$ 21.2M

Non Paper 2%
Innovation 28%
Rationalization 27%
Performance 43%

Innovation

- **Gain market share through application of unique performance features; capture premium pricing**
- Break through or new technology, defendable intellectual property the competitors can't replicate
- SmartRoll™, EDC, Impact, EnerSTAR™

Performance

- **Gain / Defend market share; recover lost pricing potential of mature products**
- Product introductions that significantly enhance contemporary product performance
- Tissue new products, spreader rolls new generation

Rationalization

- **Defend market share and price, drive internal savings**
- Product launches that while upgrading product performance, are primarily intended to reduce manufacturing, service and warranty costs
- ProSeam, Avantexx

Non Paper

- **Provide profitable growth in non-paper markets**
- This includes new products developed for the Non Woven textiles industry, fiber cement, oil field development, and other markets

Xerium’s New Product Categorization 7 New products are categorized by their level of innovation and strategic purpose

Total Xerium Quarterly Sales and Gross Margin
000’s
Q2 2011 sales increased 13.3% over Q2 2010 and 5.0% over Q1 2011 primarily due to higher product demand. Gross margin dollars increased 7.3% over Q1 2011.

'09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4 '11 Q1 '11 Q2
Qtr Sales $
120.8 130.3 132.4 135.0 132.8 135.9 144.6 143.2 150.4
Year - over-Year
(29.1%) (18.2%) (11.4%) 15.9% 9.9% 4.3% 9.2% 6.1% 13.3%
Gross Margin 37.7% 37.4% 36.8% 38.3% 38.9% 38.7% 40.3% 37.7% 38.5%
30.0%
35.0%
40.0%
45.0%
50.0%
55.0%
60.0%
$0
$30
$60
$90
$120
$150
$180

S G & A as a Percent of Revenue, excluding
Operational & Financial Restructuring Expenses
(A) Excludes operational restructuring expenses
(B) Excludes operational restructuring expenses and financial restructuring expenses.
Note – a reconciliation of SG&A as a percentage of revenue excluding (A) operational restructuring expenses and (B) operational and financial restructuring expenses is available in the investor relations section of the Company’s website at www.xerium.com.
In 2011, SG&A as a percent of sales is 26.3% as compared to Q1 2011 of 27.9%.  The improvement is driven primarily by a favorable Value Added Tax (“VAT”) ruling in South America, decreased legal, insurance, and consulting fees, and decreased incentive compensation.

'09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4 '11 Q1 '11 Q2
SG&A % (A)
20.9% 27.0% 31.3% 35.4% 28.9% 26.9% 25.1% 27.9% 26.3%
SG&A% (B)
20.7% 25.5% 26.4% 28.4% 28.6% 26.9% 25.1% 27.9% 26.3%
15%
20%
25%
30%
35%
40%
‘09 Q2
Sales = $120.8
‘10 Q2
Sales = $132.8
‘11 Q2
Sales = $150.4
‘09 Q2
Sales = $120.8
‘10 Q2
Sales = $132.8
‘11 Q2
Sales = $150.4

Trailing Twelve Month (“TTM”) Adjusted EBITDA

Q2-09 Q3 Q4 Q1-10 Q2 Q3 Q4 Q1-11 Q2-11
Adjusted EBITDA by Qtr 32,325 27,916 24,753 24,476 25,230 29,093 35,251 26,145 30,195
Adjusted EBITDA LTM
107,535 107,455 105,561 109,470 102,375 103,552 114,050 115,719 120,684
$100,000
$105,000
$110,000
$115,000
$120,000
$125,000
$130,000
$135,000
$140,000
$0
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
$35,000
$40,000
Note:  Adjusted EBITDA at each quarter was the amount as calculated per the definition in the New Credit Facility with the exception that we have added back financial restructuring costs incurred in Q1 ($9.6M) and Q2 ($15.3M) of 2010 as part of the reorganization.  A reconciliation of Trailing Twelve Month Adjusted
EBITDA to Net Income (Loss) is available in the investor relations section of the Company’s website at www.xerium.com.

Trade Working Capital (“TWC”) as a Percent of
Revenue
'09 Q2 '09 Q3 '09 Q4 '10 Q1 '10 Q2 '10 Q3 '10 Q4 '11 Q1 '11 Q2
Revenue 000's
120.8 130.3 132.4 135.0 132.8 135.9 144.6 143.2 150.4
TWC% Qx4
29.4% 27.8% 25.3% 25.6% 24.3% 26.5% 24.6% 27.7% 27.9%
$100
$110
$120
$130
$140
$150
$160
15%
20%
25%
30%
35%
Year-to-date TWC % has increased primarily due to currency, higher sales demand, prebuild to support annual sales targets and accelerated raw material purchases in advance of anticipated oil driven price increases.

(Note:  a reconciliation of Trade Working Capital to Revenue is available in the investor relations section of the Company’s website at www.xerium.com.

Total Xerium Annual Capital Expenditures
2008 2009 2010 2011
CAPEX
39.0 19.5 27.9 12.0
2011 Budget
32.4
$0
$15
$30
$45
000's
2011 investments focus on new products and existing equipment capacity and performance upgrades.